SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: February 9, 2004

VERISITY LTD.

(Exact Name of Registrant as Specified in Charter)

Israel	000-32417	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2041 Landings Drive, Mountain View, California 94043

(Address of Principal Executive Offices) (Zip Code)

(650) 934-6800

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

As set forth below, Verisity Ltd. hereby amends its current Report on Form 8-K filed on February 24, 2004, in connection with its acquisition of Axis Systems, Inc. (“Axis”)

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial Statements of Business Acquired

Axis’ audited consolidated balance sheets as of July 31, 2003 and 2002 and audited consolidated statements of operations, stockholders’ equity and comprehensive loss and cash flows for each of the years in the three year period ended July 31, 2003, the accompanying notes and the Independent Auditors’ Report, and Axis’ unaudited condensed consolidated balance sheet as of January 31, 2004, and unaudited condensed consolidated statements of operations and cash flows for each of the six months ended January 31, 2004 and January 31, 2003 are attached hereto as Exhibit 99.1.

(b) Pro Forma Financial Information

The Registrant’s unaudited pro forma condensed combined consolidated balance sheet as of December 31, 2003 and unaudited pro forma condensed combined consolidated statement of operations for the year ended December 31, 2003 are attached hereto as Exhibit 99.2 and incorporated herein by reference.

(c) Exhibits

23.1	Consent of KPMG LLP, Independent Auditors.

99.1	Axis’ audited consolidated balance sheets as of July 31, 2003 and 2002 and audited consolidated statements of operations, stockholders’ equity and comprehensive loss and cash flows for each of the years in the three year period ended July 31, 2003, the accompanying notes and the Independent Auditors’ Report, and Axis’ unaudited condensed consolidated balance sheet as of January 31, 2004, and unaudited condensed consolidated statements of operations and cash flows for each of the six months ended January 31, 2004 and January 31, 2003.

99.2	Registrant’s unaudited pro forma condensed combined balance sheet as of December 31, 2003 and unaudited pro forma condensed combined statement of operations for the year ended December 31, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISITY LTD. (Registrant)

By:	/s/ Charles Alvarez

Charles Alvarez Vice President of Finance and Administration, Chief Financial Officer and Secretary

Dated: April 22, 2004

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of KPMG LLP, Independent Auditors.

99.1	Axis’ audited consolidated balance sheets as at July 31, 2003 and 2002 and audited consolidated statements of operations, stockholders’ equity and comprehensive loss and cash flows for each of years in the three year period ended July 31, 2003, the accompanying notes and the Independent Auditors’ Report, and Axis’ unaudited condensed consolidatred balance sheet as at January 31, 2004, and unaudited condensed consolidated statements of operations and cash flows for each of the six months ended January 31, 2004 and 2003.

99.2	Registrant’s unaudited pro forma condensed combined balance sheet as of December 31, 2003 and unaudited pro forma condensed combined statement of operations for the year ended December 31, 2003.